UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2007

Pipex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-12584 (Commission File Number)	13-3808303 (IRS Employer Identification Number)

3985 Research Park Drive

Ann Arbor, MI 48108

(Address of principal executive offices) (Zip Code)

(734) 332-7800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2007, the Registrant entered into an exclusive license agreement with David A. Newsome, M.D. and David J. Tate, Jr., M.D. (Dr. Newsome and Dr. Tate, together, the “Inventors”) pursuant to which the Registrant licensed the rights for the manufacture, distribution and marketing of products based on patented zinc-monocysteine complexes (“Z-monocys”). Z-monocys is initially being developed as an oral treatment for dry age-related macular degeneration. The license is to remain in effect until the expiration of the last-to-expire patent licensed under the license agreement.

The Registrant has agreed to pay the Inventors a royalty of 3% of the Net Sales from the sale of Licensed Product or the performance of Licensed Methods, all as defined in the license agreement.

The Registrant paid the Inventors $65,000 upon signing the license agreement and has agreed to make milestone payments to the Inventors totaling $1,400,000 upon certain developmental and commercial milestones as described in the license agreement. These milestone payments are payable in shares of the Registrant’s common stock or cash.

There are no material relationships between the Registrant or its affiliates and either David A. Newsome, M.D. or David J. Tate, Jr., M.S. other than the license agreement described herein.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
10.19	Exclusive License Agreement dated July 3, 2007
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPEX PHARMACEUTICALS, INC.

Dated: July 10, 2007	By: /s/ Steve H. Kanzer Steve H. Kanzer Chief Executive Officer